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                                                                    EXHIBIT 99.4


                    CONSENT OF PACIFIC GROWTH EQUITIES, INC.

We hereby consent to the inclusion of our opinion dated October 29, 2002 to the Board of Directors of SafeNet, Inc. ("SafeNet") included as Annex D in the proxy statement/prospectus of SafeNet ("Proxy Statement/Prospectus"), which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Sapphire Acquisition Corp., a wholly owned subsidiary of SafeNet into Cylink Corporation and to the references to our opinion in the Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                 /s/  PACIFIC GROWTH EQUITIES, INC.


November 25, 2002